UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lake Cook Road, Suite 200,
Deerfield, Illinois 60015

(Address of Principal Executive Offices,
including Zip Code)

(847) 689-4900
(Registrant's telephone number,
including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

5.01 (a)

On June 13, 2008, a Schedule 13D/A regarding the formation of a Control Group was filed on behalf of each of the following individuals (collectively the "Reporting Persons"):

Reporting Person	Citizenship (Individuals) or Place of Organization (Entities)	Address
L. M. Levie	United States	1465 East Putnam Avenue, Suite 229 Greenwich, CT 06870
Brian F. Cassady	United States	510 Ocean Drive, Suite 501 Miami Beach, FL 33139
Curtis J. Zamec, II	United States	10920 North Beechwood Drive Mequon, WI 53092

The Reporting Persons executed a Cooperation Agreement on June 10, 2008.  Each Reporting Person originally independently acquired the Shares which were set forth in their respective Schedule 13D and Schedule 13D/A Filings. Under the Cooperation Agreement, each member of the Control Group agreed to act and vote its Shares by written consent in lieu of a meeting of shareholders as permitted under Article II, Section 10 of the Issuer's by-laws.

The basis of control including the percentage of voting securities of the Company beneficially owned directly or indirectly by the Control Group is as follows:

Reporting Person	Aggregate Number of Shares Beneficially Owner	Percentage of Class Beneficially Owned (1)
L. M. Levie	1,039,163	30.38%
Brian F. Cassady	995,978	29.12%
Curtis J. Zamec, II	353,589	10.34%
(1) Based on 3,420,000 shares outstanding.

Number of Shares as to which such person has:
Reporting Person	Sole Power to Vote or to Direct the Vote	Shared Power to Vote or to Direct the Vote	Sole Power to Dispose or to Direct the Disposition of	Shared Power to Dispose or to Direct the Deposition of
L. M. Levie	1,039,063	N/A	1,039,063	N/A
Brian F. Cassady	995,978	N/A	995,978	N/A
Curtis J. Zamec, II	353,589	N/A	353,589	N/A

Consideration used by each Reporting Person as reported in the June 13, 2008 Schedule 13D/A is as follows:

The Levie Reporting Person caused Greenwich Investment Company LLC ("GIC") to expend an aggregate of approximately $103,916.30 of corporate funds to purchase 1,039,163 Shares (the "GIC Shares) in privately negotiated transactions as set forth in more detail in the Levie Schedule 13D Filings.

Brian F. Cassady expended an aggregate of approximately $83,694.08 of his personal funds to purchase 995,978 Shares (the "Cassady Shares") of which 945,706 Cassady Shares were acquired in privately negotiated transactions and 50,272 Cassady Shares were acquired in one or more open market purchases as set forth in more detail in the Cassady Schedule 13D Filings and amendments thereto.

Curtis J. Zamec, II expended an aggregate of $268,532.98 of his personal funds to purchase 353,589 Shares (the "Zamec Shares") of which 84,528 Zamec Shares were acquired in privately negotiated transactions and 269,061 Zamec Shares were acquired in one or more open market purchases as set forth in more detail in the Zamec Schedule 13D Filings and amendments thereto.

No individuals or entities had a controlling interest in the securities of the Company before the formation of the Control Group.

The Control Group also executed written consent resolutions in lieu of a meeting pending the effective date of the appointment of the new Directors. The written consent resolutions executed by the Control Group in this regard were attached as exhibits to the Cooperation Agreement which was filed an exhibit to the June 13, 2008 Schedule 13D/A.  Pursuant to Article III, Section 5, of the Amended and Restated By-Laws of Fansteel Inc., the sole remaining Director agreed to appoint three replacement Directors identified by the Control Group.

5.01 (b)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information contained in the Company filings, and the information contained in the respective Schedule 13D Filings of the Members of the Control Group, the persons owning beneficially 5% or more of the Company’s outstanding Common Stock, the Stock ownership of all the Executive Officers and Directors of the Company as a group, and the Stock ownership of the named Executive Officers and Directors are as follows:

Name, Position and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock
G.L. Tessitore, President and Chief Executive Officer Fansteel Inc. 570 Lake Cook Road, Suite 200 Deerfield, Illinois 60015	6,994.20%
R.M. McEntee, Vice President, Chief Financial Officer Fansteel Inc. 570 Lake Cook Road, Suite 200 Deerfield, Illinois 60015	9	less than .1%
L. M. Levie, President, Greenwich Investment Company LLC 1465 East Putnam Avenue Site 229 Greenwich, CT 06870	1,039,163	30.38%
Brian F. Cassady 510 Ocean Drive Site 501 Miami Beach, FL 33139	995,978	29.12%
Curtis J. Zamec, II 10920 North Beechwood Drive Mequon, WI 53092	353,589	10.34%
All Officers and Directors as a group (5 persons)	1,356,570	39.67%*

*Based on 3,420,000 outstanding shares of the Company

ITEM 5.02.  ELECTION OF DIRECTORS

5.02 (b)

On and after June 10, 2008, the Control Group held discussions with the Board of Directors of the Issuer to explore whether the Board of Directors would be receptive to a cooperative change-over of the Board of Directors along the lines contemplated in the Cooperation Agreement.  On June 12, 2008 the Board of Directors indicated it would voluntarily implement such change-over on June 13, 2008. Such change-over will involve customary transition arrangements between the outgoing Directors and the Issuer, such as indemnification agreements and covenants not to sue with outgoing Directors, subject to certain conditions and exceptions. On June 13, 2008, resignation letters were received from Mr. John R. Parker, Chairman, Mr. Jeffrey Vogelsang and Mr. David Groshoff.  The resignation letters are included as Exhibit 99.1, 99.2 and 99.3, respectively.

5.02 (d)

On June 13, 2008, by resolution of the remaining Director, Mr. Gary Tessitore, as permitted under Article III, Section 5 of the Amended and Restated By-Laws of Fansteel Inc., the following individuals were appointed to the Board of Directors to fill the vacancies from the voluntary resignations of the prior Directors:

BRIAN F. CASSADY, 41, is President of 510 Ocean Drive Advisors, Inc. (doing business as Black Management Advisors) (“Black Management Advisors”). Black Management Advisors is primarily engaged in the business of providing financial and operational turnaround, restructuring and interim management services to troubled companies. Prior to founding Black Management Advisors, Mr. Cassady was a Director in the Turnaround and Restructuring Services practice of AlixPartners LLC from August 2002 until June 2007. Mr. Cassady received an MBA from the Harvard Business School in 1995 and a B.S. in Business Administration from Indiana University in 1989.

CURTIS J. ZAMEC, II, 39, is the Principal of Prism Industrial, LLC. Prism Industrial is a specialty consulting firm that works with manufacturing companies to achieve a sustainable step change in customer and financial performance. Prior to Prism Industrial, Mr. Zamec was an executive with Rexnord Industries, LLC (2004-2008); President - North America Commercial and Global Product Services and President - Coupling Group. Prior to Rexnord Industries, LLC, Mr. Zamec was employed by The Timken Company (1998-2004) in several roles of operational and commercial responsibility, including his final role as General Manager, Timken de Mexico in Mexico City, Mexico. Mr. Zamec received a B.A. from the University of Minnesota in 1991.

TODD M. HYMEL, 34, is a Managing Partner and co-founder of Naxos Capital Partners, a private equity firm focused on acquiring and developing small- to lower mid-market companies. Prior to co-founding Naxos Capital Partners in 2007, Mr. Hymel was European Vice President of M&A Finance for Platinum Equity, a global private equity firm specializing in mid-market leveraged buy-outs and turnarounds. Prior to Platinum Equity, Mr. Hymel was a Senior Manager in the Transaction Services Practice of KPMG LLP in their Chicago and Paris offices assisting American and European clients execute foreign investments. Mr. Hymel received a B.S. in Accounting from the University of New Orleans in 1995.  Mr. Hymel was nominated by and serves at the pleasure of Greenwich Investment Company LLC, which is solely owned and controlled by L. M. Levie.

The new Directors will receive compensation with the same terms and conditions of the prior Board.  An annual retainer of $22,500 is paid in twelve equal monthly installments.  A meeting attendance fee of $500 is paid to each Director attending a Board meeting. Committee chairman receive a $1,500 annual retainer paid in twelve monthly installments.

The Control Group has requested the new Board of Directors to evaluate the functioning and cost-effectiveness of the Audit and Compensation committees in view of the size and finances of the Company.  There can be no assurance these committees will be continued, consist of independent directors or continue to operate and meet as they have prior to the date hereof.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Resignation letter of Mr. Parker, dated June 13, 2008
99.2	Resignation letter of Mr. Vogelsang, dated June 13, 2008
99.3	Resignation letter of Mr. Groshoff, dated June 13, 2008

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSTEEL INC.
(Registrant)

Date: June 18, 2008	By:	/s/ R. Michael McEntee
	Name:	R. Michael McEntee
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation letter of Mr. Parker, dated June 13, 2008
99.2	Resignation letter of Mr. Vogelsang, dated June 13, 2008
99.3	Resignation letter of Mr. Groshoff, dated June 13, 2008